Exhibit 10.14

From:         Sapinda Asia Limited.

To the attention of the Board of Directors of SecureAlert, Inc. and to Mr. Chad Olsen, CFO

Dated:               24 September 2013

Notice of conversion

Gentlemen,

We hereby are giving an official and formal notice that Sapinda Asia Limited, incorporated and registered in the British Virgin Island with company number  1601 693 whose mailing address is at Room 803-4, 8/F., Hang Seng Wanchai Building, 200 Hennessy Road Wanchai, Hong Kong, and the registered address at OMC Chambers, Wickhams Cay I , Road Town, Tortola, British Virgin Islands, herewith  converts  all  of its claims for payments  of principal  amounts and  of accrued  and  unpaid  interest under the Loan and Security Agreement between SECU REALERT Inc and Sapinda Asia Limited dated 3 December 2012 (the "LSA"). We refer to the Clause I .4 under which the Lender shall have the right to convert outstanding principal, accrued and un paid interest and fees under the Notes at a rate equal to two and a quarter cents per share prior to the reverse split ("Pre-split Conversion  Price").  We refer to a reverse 200:1 stock split which took place on 26 March 2013, which ca used the conversion rate to be subsequently adjusted to U$D 4.50 per share ("Post-split Conversion Price")

According to the language of the LSA, the principal amount under the LSA is U$D 16,640,000. However, according to the records Sapinda Asia, a total amount of U$D 16,700,000 has actually been funded under the LSA. The excess funding amount is U$D 60,000. Sapinda Asia will defer to the decision of your Board of Directors of SecureAlert to decide whether the excess funding amount of U$D 60,000 shall also be conve1tible into common shares. Should you decline to convert the excess funding amount, we would kindly ask you to return the U$D 60,000 to our bank account, of which separate instructions shall be provided.

In accordance with the LSA, Sapinda Asia also converts all of its interest claims under the LSA. According to the records of Sapinda Asia, the total interest claims as of the close of business on Monday, 23 September 2013, amount to U$D 914,147.93.

We hereby notify you that in accordance with our abovementioned rights in accordance with the Clauses 1.4 and I.5 of the Loan Agreement Sapinda Asia convert the entire principal of U$D 16,640,000 together with excess funding of U$D 60,000, and accrued and unpaid interest of U$D 921,468.47 as of close of business 30 September 2013, which date corresponds to the end of the notice period of 5 business days from the date of this Notice. This would result in a total of 3,91 5,881 common shares (U$D 17,621 ,468.47 I U$D 4.50) to be issued to Sapinda Asia's bank account which will be provided upon signed acknowledgment receipt.

We will provide you with our account details in writing once we receive a confirmation and acknowledgement of this Notice of Conversion.

Please confirm your acceptance of this conversion in writing (i n the email and scan) and remit the resulting certificate(s) to:

Attention; Tatiana Cohen
c/o Sapinda Deutschland Gm bH Friedrichstr. 95
Berlin  10117 Germany
Email:  tatiana.cohen@saginda.com

Copy to:

Lars Windhorst
Sapinda U K Limited
23 Savile Row
 London W 1S 2ET
Email: Lars.Wind horst@sapinda.com

Please sign and return the enclosed duplicate of this notice as acknowledgement of receipt of the conversion notice including confirming the number of shares to be issued to us.

Yours faithfully,

/s/  Lars Windhorst
Signed by Lars Windhorst
Director
for and on behalf of
Sapinda Asia Ltd

From:     the Board of Directors of SecureAlert, Inc. and Mr. Chad Olsen, CFO

To:

Tatiana Cohen
Theresa Tsang
Lars Windhorst

To:  Sapinda Asia Limited incorporated and registered in the British Virgin Island with company number 1601 693 whose mailing address is at Room 803-4, 8/F., Hang Seng Wanchai Building, 200 Hennessy Road Wanchai, Hong Kong, and the registered address at OMC Chambers, Wickhams Cay I , Road Town, Tortola, British Virgin Islands

Dated: September 26, 2013

Dear Sirs,

Acknowledgement of receipt

We hereby  acknowledge  receipt  of the conversion  notice dated  24  September 201 3 of which  the above is a copy and confirm  the amount of issued  common shares as mentioned i n the Notice  is 3,905,917 plus a cash payment of $63,143.

Yours faithfully, Signed by Chad Olsen

/s/  Chad Olsen
Chief Financial Officer
for and on behalf of SECUREALERT Inc

ACKNOWLEDGEMENT OF CONFIDENTIALITY AND SECURITIES TRADING RU LES

Sapinda Asia Limited ("Sapinda"), as an Affiliate of SecureAlert, Inc. (the "Company") owning 10% or more of the outstanding equity of the Company, hereby acknowledges its status with the Company and agrees to abide by the Confidentiality and Securities Trading Rules of the Company. Sapinda further acknowledges that through its officers. directors and advisors,  it  has read and understood the Company policies on Confidentiality  and  Securities  Trading  and  is aware of and understands the laws and regulations regarding the trading of U.S. public company equity securities, agrees it has and will continue to com ply with such  laws, regulations and rules in all respects, including but not limited to regulations regarding ownership  and  public  resale reports pursuant to Sections 13(d) and 16 of the Securities Exchange Act of 1934, and Rule 144 promulgated under the Securities Act of 1933.

As applicable, Sapinda agrees that all of its officers, directors, subsidiaries, affiliates, all holding companies and other related entities over which Sapinda exerts control, and all persons or companies acting on behalf of or at Sapinda's request, are also expected to comply with such laws, regulations and rules.

Sapinda understands and acknowledges  that  any  breach  or  failure  to  comply  with  the Rules on Confidentiality  and Securities Trading and applicable  laws and  regulations may result in sanctions by the Company and/or appropriate  regulatory and governmental  authorities.

DATED this 20th day of September 2013.

SIGNATURE:         /s/  Lars Windhorst

Lars, Windhorst. CEO

WITNESS:              /s/ Allison Johns
Name:  Allison Johns
Title:  Assistant to the Managing Director